MASTER PURCHASE AND SALE AGREEMENT

Coastline Financial Services Group, LLC, herein after referred to as CFSG with its principal place of business at 11645 Biscayne Blvd, Suite 408, North Miami, FL 33181, and Parallel Robotic Systems Corp (hereinafter referred to as "Seller") (Taxpayer ID No.80-0029384) with its principal place of business at 8 Merrill Industrial Drive, Unit 12, Hampton, NH 03842 hereby agree to the terms and conditions set forth in this Master Purchase and Sale Agreement ("Agreement"):

1. **Purchase & Sale of Accounts.**

(a) Seller hereby offers to sell, assign, transfer, convey and deliver to CFSG, as absolute owner, in accordance with the procedure detailed herein, all of Seller's right, title and interest in such of Seller's Accounts that Seller may, from time to time, offer to CFSG on an Assignment Schedule listing each Account separately. Upon receipt and review of each Assignment Schedule CFSG shall advise Seller of those Accounts CFSG is willing to purchase. CFSG is under no obligation to purchase all Accounts submitted by Seller. The Assignment Schedule shall be in a form acceptable to CFSG and shall be signed by only those persons who are officers of Seller and acceptable to CFSG.

(b) Any and all Purchased Accounts shall be purchased on either a Credit Approved or with Full Recourse basis. In the absence of written Credit Approval, each Purchased Account shall be deemed purchased at Full Recourse. No verbal Credit Approvals may be relied upon. Credit Approval(s) may be withdrawn, either orally or in writing at CFSG's discretion at any time if, in CFSG's opinion, a credit standing becomes impaired before actual delivery of goods or rendering of services. Credit Approval(s) shall be limited to the specific terms and amounts indicated, and, notwithstanding any information subsequently provided to Seller by CFSG, such Credit Approval(s) are automatically rescinded and withdrawn if the terms of sale vary from the terms approved by CFSG, if the terms of sale are changed by Seller without CFSG's written Credit Approval on the new terms, or if the Purchased Account is not assigned to CFSG within ten days from the date of the invoice. Seller further acknowledges that if Seller ships goods or provides services to a Customer and such Customer's credit line and/or outstanding Credit Approval(s) have been withdrawn by CFSG, and the Accounts created thereby, whether or not they are sold and assigned to CFSG, exceed Twenty Five Percent (25%) of the amount outstanding on CFSG's books, any Credit Approvals applicable to those Purchased Accounts outstanding on CFSG's books are canceled and all outstanding Purchased Accounts from that customer are with Full Recourse. Any Purchased Account that represents freight, samples or miscellaneous sales (including, without limitation, the sale of goods and/or in quantities not regularly sold by Seller) is always assigned to CFSG at Full Recourse, notwithstanding any written Credit Approval from CFSG.

(c) With regard to sales without Credit Approval or in excess of any Credit Approvals to any given Customer, Seller agrees that any payments or credits applying to any Account owing by such Customer will be applied as follows: first, to any Credit-Approved Purchased Accounts outstanding on CFSG's books; second, to any Full Recourse Purchased Accounts outstanding on CFSG's books; and, third, to any Accounts outstanding on Seller's books. This order of payment applies regardless of the respective dates the sales occurred and regardless of any notations on payment items.

(d) If CFSG fails to collect a Purchased Account within Ninety (90) days of invoice date for which Credit Approval has been given, and within such time CFSG fails to collect such Purchased Account solely due to customer's financial inability to pay, Seller shall not be obligated to pay CFSG any sums advanced in accordance with the advance rate percentage as reflected in section 2(c) hereof.

(e) CFSG shall have no liability of any kind for declining or refusing to give, or for withdrawing, revoking, or modifying any Credit Approval issued pursuant to the terms of this Agreement. In the event CFSG declines to give Credit Approval on any order received by Seller from a Customer and in advising Seller of such declination CFSG furnishes Seller with information about the credit standing of the Customer, such information shall be kept confidential and shall not be disclosed to Seller's Customer or to Seller's sales representative(s). If necessary, Seller shall merely advise its Customer(s) that credit has been declined on the account and that any questions should be directed to CFSG. Each Full Recourse Account assigned to and purchased by CFSG is with full recourse to Seller and at Seller's sole credit risk. CFSG shall have the right to charge back to Seller's Reserve Account at any time the amount of any Full Recourse Account or Disputed Account that was Credit Approved. Seller agrees to pay CFSG, upon demand, the full amount thereof, together with all expenses incurred by CFSG up to the date of such payment, including reasonable attorneys' fees in attempting to collect or enforce payment of such Account(s). CFSG's Credit Approval shall only begin after the first Ten Thousand Dollars ($10,000.00) of all Purchased Accounts relating to each Account Debtor. For purposes of determining CFSG's Credit Approval hereunder, the Purchased Account(s) balance due CFSG from any given customer shall be calculated as the aggregate amount owed by that Customer less any credits to which such Customer may be entitled, and is not to be construed to mean individual invoices owed by that Customer.

(f) Although Seller is obligated to offer for sale and assign all of its Accounts to CFSG, if at the time Accounts are assigned to CFSG the total aggregate outstanding Advances against the Purchase Price of all Accounts is in excess of **Four Hundred Thousand Dollars ($400,000.00)** CFSG shall have no duty to pay Seller any Purchase Price, unless CFSG agrees, in writing, to waive this limitation.

2. **Purchase Price and Commissions.**

(a) The Purchase Price that CFSG shall pay to Seller for each Purchased Account shall equal the Net Invoice Amount less CFSG's factoring fees, as specified below. No discount, credit allowance or deduction with respect to any Purchased Account, unless shown on the face of an invoice, shall be granted or approved by Seller to any Customer without CFSG's prior written consent. The Purchase Price (as computed above), less (i) any Required Reserve Amount that CFSG, in CFSG's sole discretion, determines to hold, (ii) moneys remitted, paid or otherwise advanced by CFSG to or on behalf of Seller (including amounts which Seller may be obligated to pay in the future), and (iii) any other charges provided for by this Agreement, shall be payable to CFSG by Seller on the Date of Collection.

(b) CFSG shall be entitled to maintain a Required Reserve Amount, and may revise the Required Reserve Account or Reserve Percentage at any time and from time to time as CFSG may deem necessary, in order to protect CFSG's interests. In no event shall Seller permit a Reserve Shortfall to occur. CFSG may charge against the Reserve Account any amount for which Seller may be obligated to CFSG at any time, whether under the terms of this Agreement, or otherwise, including but not limited to the repayment of any over advance, any damages suffered by CFSG as a

result of Seller's breach of any Representations and Covenants contained herein (whether intentional or unintentional), any adjustments, attorney's fees, costs or disbursements due and reasonably anticipated claims. Seller recognizes that the Reserve Account represents bookkeeping entries only and not cash funds. In addition, CFSG shall also have the right to revise, without giving prior notice to Seller, the amount of the Reserve Percentage as CFSG may deem necessary from time to time to adequately satisfy reasonably anticipated obligation(s) CFSG reasonably believes that Seller may come to owe CFSG. If an Event of Default has occurred and is continuing, or in the event Seller shall cease offering Accounts to CFSG, CFSG shall not be obligated to pay Seller any sums until all Accounts listed on all Assignment Schedules have been fully collected or CFSG has determined, in its sole discretion, that it will make no further efforts to collect any Accounts and all sums due CFSG hereunder have been paid.

(c) In CFSG's sole discretion, in accordance with the terms of this Agreement, CFSG may from time to time advance to Seller against the Purchase Price up to **Eighty Percent (80%)** of the aggregate Net Invoice Amount of all Purchased Accounts at the time any such advance is made, less: (1) Any such Purchased Accounts that are in Dispute; (2) any such Purchased Accounts that are not credit approved; and (3) any fees, actual or estimated, that are chargeable to the Reserve Account. Any Advance shall be paid not later than the date that the Account is due or on demand, and shall bear interest at the rate set forth below from the date such Advance is made until paid.

(d) Interest upon the daily net balance of any monies remitted, paid, Advanced or otherwise charged to Seller or for Seller's account before payment shall be charged to Seller's Reserve Account as of the last day of each month at a rate the greater of **Zero Percent (0%)** or **Zero Percent (0%)** above the rate of interest designated by CFSG as its "Prime Rate" (which as of the date hereof is based upon The Wall Street Journal's published Prime Rate which is subject to change). All such interest shall be computed for the actual number of days elapsed on the basis of year consisting of 360 days. Any adjustment in CFSG's interest rate, whether downward or upward, will become effective on the first day of the month following the month in which the prime rate of interest is reduced or increased.

(e) For CFSG's services hereunder, which services include, among others, invoice management, credit investigation, invoice scheduling, invoice reporting and various other services, Seller shall pay and CFSG shall be entitled to receive a factoring administration fee equal to **Two Percent (2.00%)** for each **Thirty (30)** day period, or portion thereof, that each Purchased Account remains unpaid, based on the gross invoice amount of each Account submitted, which factoring administration fee shall be due and payable to CFSG at the commencement of each such period and chargeable to Seller.

(f) All fees under this Agreement are based upon Seller's maximum selling terms of **Net Thirty (30) days** and Seller will not grant additional dating to any customer without CFSG's prior written approval. If and when such extended terms or additional dating are given to Seller's customers, CFSG's fees with respect to all Purchased Accounts shall be increased by **One Percent (1.00%)** for each **Thirty (30)** day period, or portion thereof, during such extended terms or additional dating.

(g) The aggregate Net Invoice Amount of all Purchased Accounts Seller will offer CFSG for purchase under this Agreement shall be no less than **Three Hundred Thousand Dollars ($300,000.00)** for each Six (6) month period, or portion thereof, during the Term of this Agreement. Seller acknowledges that the factoring administration fee set forth in this section is based upon such expectation and that in the event in any given semi-annual period there is a shortfall, CFSG shall charge Seller's Reserve Account, or at CFSG's option, seek payment from Seller, the amount of fees that would have otherwise been earned if such shortfall had not occurred.

(h) In the event a Full Recourse Account remains unpaid beyond **Ninety (90)** days, CFSG shall be entitled to a total factoring administration fee of **Ten Percent (10.00%)**. In the event CFSG grants Seller Refactoring Eligibility, CFSG shall be entitled to a factoring administration fee of **One and one-half Percent (1.50%)** for each **Ten (10)** days, or portion thereof, that an Account remains unpaid beyond the above-stated period in this subsection, based on the gross invoice amount of each Account refactored. Notwithstanding the foregoing, CFSG may, in its sole and absolute discretion, waive the fees outlined in this subsection.

(i) In the event Seller's total Purchased and non-Purchased Accounts due from any single Account Debtor exceed **Twenty-Five Percent (25%)** of Seller's total Accounts, Seller agrees to pay CFSG an additional factoring administration fee of **One-half of One Percent (0.50%)** of the gross amount of each Account due from that Account Debtor for each Thirty (30) day period, or portion thereof, that the balance due from such Account Debtor exceeds Twenty-Five Percent (25%) of Seller's total Accounts.

(j) In the event Seller becomes a Chapter 11 Debtor-In-Possession ("DIP") and CFSG elects to continue to purchase Seller's Accounts through a post-petition arrangement duly submitted to and approved by a Federal Bankruptcy Court, CFSG shall, in addition to all other fees provided for under this Agreement, be entitled to a DIP fee of **Ten Thousand Dollars ($10,000.00)**.

3. **Liquidation Fee**. Seller shall pay to CFSG a liquidation fee ("Liquidation Fee"), in addition to all other fees charged, in the amount of **Five Percent (5%)** of the face amount of each Purchased Account outstanding at any time during a Liquidation Period (as defined below). For purposes of this section, "Liquidation Period" means a period beginning on the earliest date of (i) the commencement against or by Seller of any voluntary or involuntary case under the Federal Bankruptcy Code, (ii) the general assignment by Seller for the benefit of its creditors, (iii) the appointment of or taking possession by a receiver, liquidator, assignee, custodian or similar official of all or a substantial part of Seller's assets, or (iv) the cessation of business of Seller, and ending on the date on which CFSG has actually received all fees, costs, expenses and other amounts owing to it hereunder. The Liquidation Fee shall be paid either by means of CFSG charging the Liquidation Fee against the Reserve Account or directly to Seller, as CFSG may elect in its sole discretion. The Liquidation Fee shall be payable on the earlier to occur of (i) the date on which CFSG collects the applicable Purchased Account or (ii) the 90th day from invoice date of the Purchased Account.

4. **Transfer.** Upon CFSG's acceptance of each Purchased Account, CFSG shall be the sole owner and holder of such Purchased Account. Seller hereby sells, transfers, conveys and assigns to CFSG all of its right, title and interest in and to each Purchased Account effective at the time of acceptance thereof by CFSG. Seller agrees to execute and deliver to each Account Debtor obligated under an Account and/or a Purchased Account

such written notice of sale of the Purchased Account as CFSG may request. It is the intention of the parties hereto that the transactions contemplated hereby shall constitute a true purchase and sale of Account(s) under Florida Statutes 679.109(a)(3) and 679.318(a).

5. **Accounting Information.** CFSG will provide Seller with information on all Accounts offered to CFSG for sale, including those that do not qualify as Purchased Accounts, and a monthly reconciliation of the factoring relationship relating to billing, collection and Account maintenance such as aging, posting, error resolution and mailing of statements. All of the foregoing shall be in a format and in such detail, as CFSG in its sole discretion, deems appropriate. CFSG's books and records shall be admissible as evidence, without objection, as prima facie evidence of the status of the Purchased Accounts and those CFSG did not purchase and Required Reserve Account between CFSG and Seller. Each statement, report or accounting rendered or issued by CFSG to Seller shall be deemed conclusively accurate and binding on Seller unless within fifteen (15) days after the date of issuance Seller notifies CFSG, in writing, by registered or certified mail, setting forth with specificity the reasons why Seller believes such statement, report or accounting is inaccurate and what Seller believes to be the correct information. Seller's failure to receive any monthly statement shall not relieve it of the responsibility to request such statement and Seller's failure to do so shall nonetheless bind Seller to whatever CFSG's records would have reported.

6. **Seller's Representations and Covenants.** Seller, as well as each of Seller's principals, represent, warrant and covenant to CFSG that: (a) Seller is a duly organized, validly existing registered organization, in good standing and organized solely under the law of a single state and as to which the state maintains a public record showing the organization to have been organized; (b) The execution, delivery and performance by Seller of this Agreement does not and will not constitute a violation of any applicable law, violation of Seller's Articles of Incorporation or, as the case may be, Articles of Organization, limited partnership agreement, bylaws or any breach of any other document, agreement (other than the Factoring and Security Agreement by and between Seller and LSQ Funding Group dated November 1, 2006) or instrument to which Seller is a party or bound; (c) Immediately prior to the execution of this Agreement at the time of delivery of each Assignment Schedule, Seller is and shall be the sole owner of each Account(s) and CFSG shall become the sole owner of such Account(s); (d) No Account at the time it is offered to CFSG for purchase shall be subject to any Lien, encumbrance, security interest or other claim of any kind or nature; (e) Seller will not factor, sell, transfer, pledge or give a security interest in any of its Accounts or Inventory to anyone other than CFSG; (f) There are not now and there will not be at the time any Account is offered for sale to CFSG any financing statement(s) on file in any public office covering any Collateral except the financing statement or statements filed or to be filed in respect of this Agreement; and Seller will not authorize any financing statement in favor of any other Person, except CFSG, during the Term of this Agreement; (g) All Accounts created by Seller, whether or not purchased by CFSG, shall be due and owing to Seller and shall represent a bona fide sale, delivery and acceptance of goods or performance of service by Seller to or for an Account Debtor; (h) The terms for payment of each Account is and shall be not more than 90 days from date of invoice and the payment of each Account shall not be contingent upon the fulfillment by Seller of any further performance of any nature whatsoever; (i) Each Account Debtor's business is solvent to the best of Seller's knowledge and belief; (j) There are and shall be no set-offs, allowances, discounts, deductions, counterclaims or Disputes, whether or not bona fide, asserted with respect to any Account, either at the time it is offered to CFSG for sale or prior to the date it is to be paid; (k) Seller will inform CFSG, in writing, immediately upon learning that any Account becomes subject to a Dispute; (l) Seller shall accept no returns and shall grant no allowance or credit to any Account Debtor without notice to and the prior written approval of CFSG; (m) Seller shall provide to CFSG for each Account Debtor who is indebted on a Purchased Account, a weekly report in a form and substance satisfactory to CFSG itemizing all such returns and allowances made during the previous week with respect to such Purchased Account(s) and at CFSG's option shall issue a check (or wire transfer) payable to CFSG for the amount thereof, or in CFSG's sole and exclusive discretion, CFSG may accept the issuance of a Credit Memo and apply same to Seller's Reserve Account; (n) Seller's state of registration, mailing address, its chief executive office, principal place of business and the office where all of the books and records concerning the Accounts are maintained shall not be changed without giving thirty (30) days prior written notice to CFSG; (o) Seller shall maintain its books and records in accordance with GAAP and shall reflect on its books the absolute sale of the Purchased Accounts to CFSG; (p) Seller shall furnish CFSG, upon request, such information and statements, as CFSG shall request from time to time regarding Seller's business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing, Seller shall provide CFSG, on or prior to 45 days after the end of each fiscal quarter, unaudited financial statements with respect to that fiscal quarter and, within ninety (90) days after the end of Sellers fiscal year, annual financial statements and a certificate from the president and chief financial officer of Seller in compliance with the requirements of the *Sorbanes-Oxley act of 2002, as amended*, stating whether any Events of Default have occurred and stating in detail the nature of the Events of Default; (q) Seller will furnish to CFSG upon request a current listing of all open and unpaid accounts payable and Accounts, and such other items of information that CFSG may deem necessary or appropriate from time to time; (r) Seller has paid and will keep current all taxes and governmental charges imposed with respect to sale of goods or services and furnish CFSG upon request satisfactory proof of payment and compliance with all federal, state and local tax requirements; (s)Seller will promptly notify CFSG of (i) the filing of any lawsuit against Seller involving amounts greater than Ten Thousand Dollars ($10,000.00) and (ii) any attachment or any other legal process levied against Seller; (t) The Application made or delivered by or on behalf of Seller in connection with this Agreement, and all statements made therein are true and correct at the time that this Agreement is executed and there is no undisclosed fact(s) which could materially or adversely affect the Collateral, business or financial condition of Seller, any of the Purchased Accounts, or which are appropriate to disclose in order to keep the foregoing representations and warranties from being misleading; (u) Seller agrees that, without the prior written consent of CFSG, the aggregate amount of Accounts due from any single Account Debtor will not, at any time, exceed **Twenty Five Percent (25%)** of its total Accounts; (v) In no event shall the funds paid to Seller hereunder be used directly or indirectly for personal, family, household or agricultural purposes; (w) Seller does business under no trade or assumed names except as follows: **Parallel Robotics;** (x) Any invoice or written communication that is issued by Seller to CFSG in any form of transmission, whether email, facsimile, or otherwise, is a duplicate of the original and any electronic communication of data, whether by email, tape, disk, or otherwise, Seller remits or causes to be remitted to CFSG shall be authentic and genuine; (y) Seller will not, without the prior written consent of CFSG, offer for sale any Account that arises from the sale of goods or performance of services that are made by Seller to any entity that is Affiliated or Controlled by Seller or Seller's principals or whose principals are Affiliated with Seller's principals; and, (z) Seller will at all times promptly and in good faith respond to any request for information that CFSG may make with respect to the Collateral, the Seller's financial affairs or the subject matter of this Agreement.

7. **Notice of Purchase.** Seller irrevocably authorizes CFSG to file at such times and places as CFSG may elect to file such financing statements, continuations and amendments as CFSG may deem necessary or appropriate under the UCC in effect in any applicable jurisdiction or in order to protect CFSG's security interest in Seller's Collateral.

8. **Collateral.** In order to secure the payment of all indebtedness and obligations of Seller to CFSG, whether presently existing or hereafter arising, Seller hereby grants to CFSG a Lien upon all of Seller's Collateral. Seller agrees to authorize and as may be required, execute any additional documents as CFSG may require to protect the Lien referenced herein. Seller shall deliver to CFSG a list of all locations of its Inventory and Equipment and Seller shall provide written notice to CFSG of any change in the locations at which it keeps its Inventory and Equipment at least thirty (30) days prior to any such change. Upon request, Seller shall execute a written agreement in order to enable CFSG to perfect its Lien in Deposit Accounts and shall cooperate in order to cause any appropriate financial institution to recognize CFSG for such purpose.

9. **Collection.** (a) CFSG shall be entitled at any time, whether prior to or after default, to notify, as frequently as CFSG may deem necessary, all Account Debtors and take other necessary or appropriate means to insure that all of Seller's Account(s), whether or not purchased by CFSG, shall be paid directly to CFSG. CFSG shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to Seller, to notify any or all Account Debtors of the assignment of the right to payment of the Accounts to CFSG and to direct such Account Debtors to make payment of all amounts due or to become due directly to CFSG. (b) CFSG, as the sole and absolute owner of the Purchased Accounts, shall have the sole and exclusive power and authority to collect each such Purchased Account, through legal action or otherwise, and CFSG may, in its sole discretion, settle, compromise, or assign (in whole or in part) any of such Purchased Accounts, or otherwise exercise, any other right now existing or hereafter arising with respect to any of such Purchased Accounts. (c) Seller shall be deemed to have violated this section if Seller induces or otherwise causes, directly or indirectly, any Account Debtor to impose a stop payment or other similar form of instruction on any instrument remitted to CFSG in payment of a Purchased Account or a non-Purchased Account.

10. **Payments Received by Seller**. Should Seller receive payment of all or any portion of any Purchased Account or a non-Purchased Account, Seller shall immediately notify CFSG of the receipt of the payment, hold said payment in trust for CFSG separate and apart from Seller's own property and funds, and shall deliver said payment to CFSG without delay in the identical form in which received. Should Seller receive any check or other payment instrument with respect to a Purchased Account or non-Purchased Account and fail to surrender and deliver to CFSG said check or payment instrument within two (2) business days, CFSG shall be entitled to charge Seller a Misdirected Payment Fee to compensate CFSG for the additional administrative expenses that the parties acknowledge is likely to be incurred as a result of such breach. In the event any goods, the sale of which gave rise to a Purchased Account, are returned to or repossessed by Seller, such goods shall be held by Seller in trust for CFSG, separate and apart from Seller's own property and subject to CFSG's sole direction and control. CFSG shall be deemed to have received all proceeds of non-Purchased Account(s) and for which CFSG has not paid Seller the Purchase Price, as a mere conduit over which CFSG shall assert no claims and shall only receive such payments as an administrative convenience for Seller and Seller shall be exclusively entitled to the timely receipt of all such proceeds. Notwithstanding the provisions of this section, in the event and after Seller commits an Event of Default, and at no time prior thereto, CFSG shall thereafter be entitled to retain all such proceeds until all of Seller's Obligations to CFSG are fully satisfied.

11. **Power of Attorney**. Seller grants to CFSG an irrevocable power of attorney authorizing and permitting CFSG, at its option, with or without notice to Seller, to do any or all of the following: (a) Endorse the name of Seller on any checks or other evidences of payment whatsoever that may come into the possession of CFSG regarding any Purchased or non-Purchased Accounts or Collateral; (b) Receive, open any mail addressed to Seller and put CFSG's address on any statements mailed to Account Debtors; (c) Pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release or proceeding relating to any Purchased or non-Purchased Accounts or Collateral; (d) Upon the occurrence of an Event of Default, notify in the name of the Seller, the United States Postal Office to change the address for delivery of mail addressed to Seller to such address as CFSG may designate. CFSG agrees to turn over to Seller, within a reasonable period of time, all such mail not relating to the Purchased or non-Purchased Accounts or Collateral. Seller expressly and irrevocably agrees that upon the occurrence of an Event of Default, Seller waives all right or authority to direct or redirect the United States Postal Office to remit mail to any location different than the location selected by CFSG and that CFSG may obtain, if necessary, a temporary injunction, without bond or notice, to prevent any redirection of Seller's mail after a change of address is implemented by CFSG; (e) Execute and file any financing statement, IRS form 8821 or 2848 or other document deemed necessary or appropriate by CFSG to protect CFSG's interest in and to the Purchased or non-Purchased Accounts or Collateral, or under any provision of this Agreement; (f) Effect debits or credits to any Demand Deposit or other account that Seller or Seller's principals, who have executed a guaranty agreement pursuant to which a Default or Event of Default has occurred and is continuing, maintain at any financial institution for any sums due to or from the Seller under this Agreement, **provided, however**, that CFSG shall not have the right to debit the last Four Thousand Five Hundred Dollars ($4,500.00) in any payroll account maintained by Seller; and (g) To do all other things necessary and proper in order to carry out this Agreement. The authority granted to CFSG herein is irrevocable until this Agreement is terminated and all Obligations are fully satisfied.

12. **Default and Remedies.**

(a) An Event of Default shall be deemed to have occurred hereunder and CFSG may immediately exercise its rights and remedies with respect to all Purchased and non-Purchased Accounts and the Collateral, upon the happening of one or more of the following: a) Seller shall fail to pay as and when due any amount owed to CFSG; (b) There shall be commenced by or against Seller any voluntary or involuntary case under the United States Bankruptcy Code, or there is executed any document authorizing any assignment for the benefit of creditors, or there is entered any order directing the appointment of a receiver or custodian; (c) Seller shall become insolvent in that Seller is generally not paying its debts as they become due; (d) Any involuntary Lien, garnishment, attachment or the like shall be issued against or shall attach to the Purchased or non-Purchased Accounts, the Collateral or any portion thereof and the same is not released within ten (10) days; (e) Seller suffers the entry against it for a final judgment for the payment of money in excess of Ten Thousand Dollars ($10,000.00), unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such periods and a stay of execution pending such appeal is obtained; (f) Seller shall breach any covenant, warranty or representation set forth herein; (g) Any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by or on behalf of Seller to CFSG is not true and correct in any material respect; (h) Seller shall have a federal or state tax Lien filed against any of its properties, Seller shall fail to pay any federal or state tax when due, or Seller shall fail to file any federal or state tax form as and when due, or Seller fails to file, within five (5) business days after discovery of an inadvertent omission, any federal or state tax form; (i) A material adverse change occurs in Seller's financial condition, business or operations.

(b) Upon an Event of Default, all obligations due CFSG shall become immediately due and owing and CFSG shall be entitled to, among other things, equitable relief without having to establish an inadequate remedy at law or other grounds except that its collateral is subject to being dissipated or is otherwise not being made available to CFSG. CFSG shall be entitled to freeze, debit and/or effect a set-off against any fund or account Seller may maintain with any financial institution **provided, however**, that CFSG shall not have the right to debit the last Four Thousand Five Hundred Dollars ($4,500.00) in any payroll account maintained by Seller. In the event, as a result of an Event of Default, CFSG deems it necessary to seek equitable relief, including, but not limited to, injunctive or receivership remedies, Seller waives any requirement that CFSG post or otherwise obtain or procure any bond. Alternatively, in the event CFSG, in its sole and exclusive discretion, desires to procure and post a bond, CFSG may procure and file with the court a bond in an amount up to and not greater than Ten Thousand Dollars ($10,000.00) notwithstanding any common or statutory law requirement to the contrary.

Upon CFSG's posting of such bond it shall be entitled to all benefits as if such bond was posted in compliance with state law. Seller also waives any right it may be entitled to, including an award of attorney's fees or costs, in the event any equitable relief sought by and awarded to CFSG is thereafter, for whatever reason(s), vacated, dissolved or reversed. All post-judgment interest shall bear interest at either the contract rate, eighteen percent per annum or such higher rate as may be allowed by law.

13. **Cumulative Rights; Waivers.** All rights, remedies and powers granted to CFSG in this Agreement, or in any other instrument or agreement or otherwise available to CFSG in law or equity, shall be cumulative and may be exercised singularly or concurrently with such other rights as CFSG may have. CFSG may not be held to have waived any of its rights or remedies unless the waiver is in writing and signed by CFSG. A waiver by CFSG of a right, remedy or default under this Agreement on one occasion shall not be deemed a waiver of any right, remedy or default on any subsequent occasion. Any failure by CFSG to exercise, or any delay by CFSG to exercise any right shall not impair the subsequent exercise by CFSG of any of its rights.

14. **Notices.** Any notice or communication with respect to this Agreement shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, or (iv) prepaid telegram, telex or telecopy, addressed to each party hereto at its address set forth below or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt.

15. **Term.** The Original Term of this Agreement shall be for a period of 12 months and shall be extended automatically for an additional one (1) year for each succeeding year unless written notice of termination is given by Seller to CFSG at least sixty (60) days, but not more than ninety (90) days, prior to the end of the Original Term or any extension thereof. In the event prior to maturity this Agreement Seller terminates for any reason, Seller shall pay to CFSG a Termination Fee. Notwithstanding anything to the contrary, CFSG may cancel this Agreement at any time upon thirty (30) days notice to Seller unless an Event of Default occurs in which event CFSG shall be entitled to effect a termination without notice at any time.

16. **Attorney Fees and Expenses.** Seller agrees to reimburse CFSG upon demand for all reasonable attorney's fees, court costs and other expenses incurred by CFSG in preparation, negotiation and enforcement of this Agreement, protecting or enforcing its interests in the Purchased or non-Purchased Accounts or the Collateral, in collecting the Accounts or realizing on the Collateral, including any expenses incurred in connection with any bankruptcy case or insolvency proceedings involving Seller, the Collateral, any Account Debtor or any Purchased or non-Purchased Accounts. Seller hereby authorizes CFSG, at CFSG's sole discretion, to deduct such fees, costs and expenses from the Required Reserve Account or Seller agrees to make payment upon CFSG' demand therefore. Notwithstanding the existence of any law, statute or rule, in any jurisdiction which may provide Seller with a right to attorney's fees or costs, Seller hereby waives any and all rights to hereafter seek attorney's fees or costs hereunder and Seller agrees that CFSG exclusively shall be entitled to indemnification and recovery of any and all attorney's fees or costs in respect to any litigation based hereon, arising out of, or related hereto, whether under, or in connection with, this and/or any agreement executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party. Notwithstanding the foregoing, in the event of any litigation between CFSG and Seller as a result of the factoring relationship described herein, the prevailing party shall be entitled to receive its reasonable attorney's fees and expenses from the non-prevailing party

17. **Indemnity**. Seller hereby indemnifies and agrees to hold harmless and defend CFSG from and against any and all claims, judgments, liabilities, fees and expenses (including attorney's fees) which may be imposed upon, threatened or asserted against CFSG at any time and from time to time in any way connected with this Agreement or the Collateral. The foregoing indemnification shall apply whether or not such indemnified claims are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability, or are caused, in whole or in part, by any negligent act or omission of CFSG except for acts of gross negligence or willful misconduct.

18. **Severability**. Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

19. **Parties in Interest**. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Seller may not delegate or assign any of its duties or obligations under this Agreement without the prior written consent of CFSG. CFSG reserves the right to assign its rights and obligations under this Agreement in whole or in part to any person or entity.

20. **Governing Law: Submission to Process and Venue.** This Agreement shall be deemed a contract made under the laws of the State of Florida and shall be construed and enforced in accordance with and governed by the internal laws of the State of Florida, without reference to the rules thereof in relation to conflict of law.

Seller hereby irrevocably submits itself to the exclusive jurisdiction of the State and Federal courts located in Florida, and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Agreement, the assignment of Purchased or non-Purchased Accounts or any other relationship between CFSG and Seller by any means allowed under state or federal law. Any legal proceeding arising out of or in any way related to this Agreement, the assignment of Purchased or non-Purchased Accounts or any other relationship between CFSG and Seller shall be brought and litigated in the state or federal courts located in the State of Florida and only in a county in which CFSG has a business location, the selection of which shall be in the exclusive discretion of CFSG. Seller hereby waives and agrees not to assert as a defense or otherwise, that an action brought in accordance with this section was brought in any inconvenient forum or that the venue thereof is improper.

21. **Complete Agreement**. The parties written acknowledge that this Agreement, any written documents executed pursuant to this Agreement and any written acknowledgment delivered in connection herewith set forth the entire understanding and agreement of the parties hereto with respect to the transaction contemplated herein and that this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

22. **Miscellaneous.** (a) Seller acknowledges that there is no, and it will not seek or attempt to establish any, fiduciary relationship between CFSG and Seller, and Seller waives any right to assert, now or in the future, the existence or creation of any fiduciary relationship between CFSG and Seller in any action or proceeding (whether by way of claim, counterclaim, crossclaim or otherwise) for damages. (b) This Agreement shall be deemed to be one of financial accommodation and not assumable by any debtor, trustee or debtor-in-possession in any bankruptcy proceeding without CFSG's express written consent and may be suspended in the event a petition in bankruptcy is filed by or against Seller. (c) In the event Seller's principals, officers or directors form a new entity, whether corporate, partnership, limited liability company or otherwise, similar to that of Seller during the term of this Agreement, such entity shall be deemed to have expressly assumed the obligations due CFSG by Seller under this Agreement. Upon the formation of any such entity, CFSG shall be deemed to have been granted an irrevocable power of attorney with authority to execute, on behalf of the newly formed successor business, a new UCC-1 or UCC-3 financing statement and have it filed with the appropriate Secretary of State or UCC filing office. CFSG shall be held-harmless and be relieved of any liability statement or the resulting perfection of a Lien in any of the successor entity's assets. In addition, CFSG shall have the right to notify the successor entity's Account Debtors of CFSG's Lien rights, its right to collect all Accounts, and to notify each entity or lender who has sought to procure a Lien in such successor entity's assets. (d) Seller expressly authorizes CFSG to access the systems or and/or communicate with any shipping or trucking company in order to obtain or verify tracking, shipment or delivery status of any goods regarding any Account. (e) Each of Seller's principal(s) acknowledge that the duty to accurately complete each Assignment Schedule is critical to this Agreement and as such all obligations with respect thereto are non-delegable. Each of Seller's principal(s) acknowledges that he/she shall remain fully responsible for the accuracy of each Assignment Schedule delivered to CFSG regardless of who is delegated the responsibility to prepare and/or complete such Assignment Schedule. (f) Seller agrees to execute any and all forms (i.e. Forms 8821 and/or 2848) that CFSG may require in order to enable CFSG to obtain and receive tax information issued by the Department of the Treasury, Internal Revenue Services, or receive refund checks. (g) Seller will cooperate with CFSG in obtaining a control agreement in form and substance satisfactory to CFSG with respect to Collateral consisting of: Deposit Accounts, Investments, Property; Letter-of-Credit rights; and electronic chattel papers.(h) In recognition of CFSG's right to have it's attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, CFSG shall not be required to record any terminations or satisfactions of any of CFSG's Liens on the Collateral unless and until Seller has executed and delivered to CFSG a general release in a form reasonably satisfactory to CFSG. **Seller understands that this provision constitutes a waiver of its rights under Florida Statute 679.513**. Seller acknowledges that CFSG and only CFSG shall have the authority to file a termination statement with regard to this or any other transaction between Seller and CFSG and that such filing by anyone other than CFSG shall be deemed wrongful, unauthorized and criminally fraudulent. Seller agrees that it may not seek and hereby waives any right to seek any damages against CFSG for CFSG's failure or refusal to file a UCC termination statement upon the request of Seller, so long as CFSG has a substantive good faith belief that Seller has, as of the date that such request to file a termination statement is made or at any time thereafter, failed to satisfy all obligations. (i) If after receipt of any payment or proceeds of Collateral applied to the payment of any obligation, CFSG becomes subjected to an Avoidance Claim or is required to surrender or return such payment or proceeds to any person as a result of an Avoidance Claim, then the obligation intended to be satisfied by such payment or application of such proceeds shall be deemed immediately reinstated and continue in full force and effect as if such payment or proceeds had not been received by CFSG, this Section shall remain effective notwithstanding any contrary action which may be taken by CFSG in reliance upon such payment or proceeds and shall survive the termination of this Agreement. (j) CFSG has no obligation to marshal any assets in favor of Seller. (k) Seller acknowledges and consents to CFSG engaging one or more sub-servicing agents or independent contractors, to the extent required or necessitated in CFSG's sole and exclusive discretion, to collect Accounts that are due and owing from companies that are physically located outside the United States of America, whether in the name of CFSG or in the name of said agent(s) or independent contractor(s). (l) CFSG may charge Seller's Reserve for expenses arising in connection with the execution of this agreement which expenses may include, without limitation, the following: (i) all search and filing fees required by CFSG in connection with this Agreement; (ii) any and all credit reports, applications for credit insurance or due diligence that may be required to ascertain the creditworthiness of Seller or Sellers Account Debtors; (iii) wire transfers and the like; (iv) travel expenses in connection with field review and field audits. Seller shall bear the rate at $750.00 per day plus travel and related expenses. (v) all other unpaid sums chargeable to Seller which may include, but not limited to, all costs and expenses (including attorney's fees), of any kind and nature such as expenses relating to a notice of Lien, audit, Lien and title examinations, or expenses incurred in protecting and preserving accounts. (m) CFSG shall reserve the right to obtain credit reports at any time on any owners, officers, directors, or other Guarantors as CFSG deems necessary. (n) CFSG reserves the right to perform a field review and/or audit within 48 hours notice to Seller or, in the Event of a Default, no advance notice shall be required. (o) In the event Seller fails or for whatever reason refuses to promptly reply to any request for information made by CFSG, Seller shall be obligated to pay or CFSG may charge Seller's Reserve Account a fee of $100.00 per week until Seller fully complies with CFSG's request.

23. **Conditions Precedent to Purchase**. CFSG shall have no obligation to purchase any Account hereunder until each of the following has occurred, unless expressly waived, in writing, by CFSG: (a) Seller provides waivers, acceptable to CFSG, of any contractual or statutory Lien that may inure to each landlord of any leased facilities at which any inventory or equipment of Seller is located to CFSG, (b) A guarantee of validity, acceptable to

CFSG, by each of Seller's principals guaranteeing the accuracy of Seller's Representation and Covenants as provided in paragraph 5 herein has been provided to CFSG, and (c) At the time the Assignment Schedule is presented, Seller shall also deliver to CFSG one copy of an invoice for each Account together with evidence of shipment, furnishing and/or delivery of the Goods or rendition of service(s) (i.e. Bills of Lading, UPS, delivery receipts, executed time-sheets, properly executed contracts, purchase orders or other documents deemed necessary by CFSG) all of which shall be acceptable to CFSG. All invoices shall plainly state on their face that each has been assigned to CFSG and, when requested by CFSG, that all amounts are payable solely to CFSG at the address(s) designated by CFSG. Any waiver of any of the above conditions with respect to any purchase hereunder shall not constitute a waiver by CFSG of its right to the satisfaction of any such condition prior to any subsequent purchase by CFSG hereunder.

24. **Waiver of Jury Trial, Punitive and Consequential Damages, Etc. Seller and CFSG hereby (a) irrevocably waive any right either may have to a trial by jury in respect of any litigation directly or indirectly at any time arising out of, under, or in connection with this Agreement or any transaction contemplated hereby or associated herewith; (b) the parties irrevocably waive any right either may have to claim or seek recovery of any consequential damages, and Seller irrevocably waives any right it may have to seek recovery of special, exemplary or punitive damages other than, or in addition to, actual damages; (c) Seller and CFSG certify that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly, impliedly or otherwise, that CFSG or Seller would not, in the event of litigation, seek to enforce the foregoing waivers; and (d) Seller acknowledges that CFSG has been induced to enter into this Agreement and the transaction contemplated hereby, in part, as a result of the mutual waivers and certifications contained in this paragraph.**

25. **Facility Fee.** Seller hereby agrees that a Facility Fee of **Four Thousand Dollars ($4,000.00)** shall be fully earned, due and owing to CFSG contemporaneously with the execution of this Agreement; provided, however, that payment of the Facility Fee is to be divided into two tranches with the first tranche of **Two Thousand Five Hundred Dollars ($2,500.00)** being deducted from the initial funding and the second tranche being paid on the earlier to occur of: (a) the six month anniversary of the initial funding, and (b) at such time as the total outstanding Obligations exceed **Two Hundred and Fifty Thousand Dollars ($250,000.00)**. Seller and CFSG acknowledge and agree that the Facility Fee is intended as reasonable compensation to CFSG for making this facility available under the terms of this Agreement and for no other purpose.

26. **Definitions.** For the purpose of this Agreement:

"Account(s)" means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) arising out of the use of a credit or charge card or information contained on or for use with the card, or (vi) as winning in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state, including all of Seller's rights to returned goods and rights of stoppage in transit, replevin and reclamation as an unpaid vendor.

"Account Debtor" or "Customer" means any Person who is obligated on an Account, Chattel Paper or General Intangible.

"Advance" means amounts advanced by CFSG to the Seller under this Agreement.

"Affiliate" means a person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified person or any entity which exercises control over or is controlled by the Seller, directly or indirectly through (a) equity ownership of voting securities; (b) common managerial control; or (c) collusive participation by the management of the Seller and Account Debtor in the management of the Seller or the Account Debtor.

"Agreement" means this Agreement, including the Exhibits and any Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

"Application" means each application made by Seller in connection with this Agreement.

"Assignment Schedule" means a form supplied by CFSG from time to time wherein Seller lists those Accounts it requests CFSG purchase under the terms of this Agreement.

"Avoidance Claim" means any claim that any payment received by CFSG from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statue.

"Collateral" means and includes all of the Sellers' right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising: (a) all Accounts, (b) Chattel Paper, (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) General Intangibles, (h) Goods (including but not limited to all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof), (i) Inventory, (j) Investment Property, (k) Letters of Credit and Letter of Credit rights, (l) all Supporting Obligations, and (m) all Proceeds of the foregoing.

"Control" means the possession, directly or indirectly, through the ownership of voting shares, by contract, arrangement, understanding, relationship, or otherwise, of the power to direct or cause the direction of the management and policies of a person.

"Credit Approval(s) and Credit Approved" means, with regard to a Purchased Account, that CFSG has accepted the risk of nonpayment as specified under the terms and conditions of this Agreement and with regard to the specific Purchased Accounts for which written credit approval has been

given. If a customer, after receiving and accepting the delivery of goods or services (subject to all warranties herein) for which CFSG has given written Credit Approval, fails to pay a Purchased Account when due, and within such period nonpayment is due solely to financial inability to pay, Seller shall not be obligated for the advances CFSG made up to the percentage as reflected in paragraph 2(c). If nonpayment is due to any reason besides financial inability to pay, however, CFSG shall not be responsible. Specifically, CFSG shall not be responsible for any nonpayment of a Credit Approved Purchased Account: (a) because of the assertion of any claim or dispute by a customer for any reason whatsoever, including, without limitation dispute as to price, terms of sales, delivery, quantity, quality or other or the exercise of any counterclaim or offset (whether or not such claim, counterclaim or offset relates to the specific Purchased Account); (b) where nonpayment is a consequence of enemy attack, civil commotion, strikes, lockouts, the act or restraint of public authorities, acts of GOD or force majeure; or (c) if any representation or warranty made by Seller to CFSG in respect of such Purchased Account has been breached whether intentionally or unintentionally. The assertion of a dispute by a customer shall have the effect of negating any Credit Approval on the affected Purchased Account(s) and such Purchased Account(s) shall be at Full Recourse until paid or otherwise cleared from CFSG's books.

"Date of Collection" means the date a check, draft or other item representing payment on an invoice is received by CFSG plus 3 business days.

"Default" or "Event of Default" means any of the events specified in the Paragraph 12 entitled Default and Remedies that, with the passage of time or giving of notice or both, would constitute an Event of Default.

"Deposit Accounts" means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

"Dispute or Disputed Account" means any claim, whether or not provable, bona fide, or with or without support made by an Account Debtor as a basis for refusing to pay a Purchased Account, either in whole or in part, including, but not limited to, any contract dispute, charge back, credit, right to return goods, or other matter which diminishes or may diminish the dollar amount or timely collection of such Account.

"Equipment" means and includes, as to any Person, all of such person's then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions and accessions thereto and substitutions and replacements therefore.

"Financial Inability to Pay" means an Account Debtor's insolvency such that the value of its assets are exceeded by its fixed, liquidated and non-contingent liabilities.

"Financing Statement" means each Uniform Commercial Code financing statement naming CFSG as purchaser/secured party and the Seller as seller/debtor, in connection with this Agreement.

"Full Recourse" means those Purchased Accounts where CFSG has not issued Credit Approval and has not accepted or assumed the credit risk of a Purchased Account.

"GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

"General Intangibles" means any personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Inventory, Investment Property, Letters of Credit rights, Letters of Credit and Money. Payment Intangibles and software, however, are included.

"Inventory" means Goods which are leased by Seller as lessor, are held by Seller for sale or lease or to be furnished under a contract of service or raw materials, work in process, or materials used or consumed in Seller's business.

"Lien" means, in the appropriate context, a security interest, the filing of, or any agreement to give a security interest, including the filing of any financing statement under the UCC or its equivalent in any jurisdiction regardless of whether any security interest attaches; or otherwise any form of encumbrance or lien, whether created voluntarily or involuntarily.

"Misdirected Payment Fee" means the greater of One Thousand Dollars ($1,000.00) or Fifteen Percent (15%) of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to CFSG on the next business day following the date of receipt by Seller.

"Net Invoice Amount" means the invoice amount of the Purchased Account, less returns (whenever made), all selling discounts (at CFSG's option, calculated on shortest terms), and credit or deductions of any kind allowed or granted to or taken by the customer at any time.

"Obligations" means all present and future obligations owing by Seller to CFSG whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Seller is a Debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

"Original Term" and "Term" means the term of this Agreement as reflected in Paragraph 15 and any extensions thereof.

"Person" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

"Purchased Account(s)" means an Account which is deemed acceptable for purchase as determined by CFSG in the exercise of its sole credit or business judgment and for which CFSG has made payment of the sum specified in the paragraph entitled Purchase and Sale of Accounts constituting CFSG's acceptance of an Account.

"Purchase Price" means the price that CFSG pays Seller for each Purchased Account which price shall equal the Net Invoice Amount less CFSG's factoring fees.

"Refactoring Eligibility" shall mean that CFSG has agreed to forego chargeback of an Account after the period of ninety (90) days and has extended the term for such additional incremental periods as approved by CFSG, in writing.

"Reserve Account" means a bookkeeping account on the books of CFSG representing an unpaid portion of the Purchase Price, maintained by CFSG to ensure Seller's performance with the provisions hereof.

"Required Reserve Amount" means the Reserve Percentage multiplied by the unpaid balance of all Purchased Accounts.

"Reserve Percentage" means **Twenty Percent (20%)** of the face amount of all Accounts and as such percent may change in accordance with this Agreement.

"Reserve Shortfall" means the amount by which the Reserve Account is less than the Required Reserve Amount.

"Security Interest" means the Liens of CFSG on and in the Collateral affected hereby or pursuant to the terms hereof or thereof.

"Termination Fee" means a fee payable to CFSG in the event Seller terminates this Agreement which fee shall equal the greater of (i) Two Percent (2.00%) of amount set forth in Section 1(f) of the Agreement, or (ii) CFSG's average monthly gross revenue (including, inter alia, all fees, income, and charges) realized from Seller during the six (6) month period prior to the date of such termination multiplied by the remaining months in the Term or any portion thereof.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of Florida and unless otherwise defined, all capitalized terms shall have the same meaning ascribed to them by the UCC.

Section 27. **Other Referential Provisions.**

(a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

(b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

(c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

(d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(e) Titles of Articles and Sections in this Agreement are for convenience only, they do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, Paragraphs, clause or sub clause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

(f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

(g) Except where specifically restricted, reference to a party to this Agreement includes that party and its successors and assigns.

Section 28. **Effectiveness of this Agreement.** The obligations of Seller for the payment of the commissions and facility fee provided herein shall not commence until such time as CFSG shall have made an initial advance hereunder. In the event that CFSG shall not have made an initial advance hereunder within ninety (90) days of the date hereof, then Seller may, upon payment in full of all amounts owing to CFSG hereunder and under the terms of the proposal letter dated November 9, 2007, terminate this Agreement.

I HAVE READ AND AGREED TO THE AFOREMENTIONED TERMS & CONDITIONS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this ____ day of January, 2008.

Coastline Financial Services Group, LLC.

By______________________________

Title____________________________

Print Name_______________________

Parallel Robotic Systems Corp.

By______________________________

Title____________________________

Print Name_______________________

STATE OF ____________________________)
COUNTY OF ___________________________)

I HEREBY CERTIFY that on this day personally appeared before me, officers duly authorized to administer oaths and take acknowledgments, ________________________________, as ______________________________ of identification: __________________________ or ( ) who is personally known to me, and who acknowledged before me that he executed the same for the purposes therein expressed, as the act and deed of said corporation.

WITNESS my hand and official seal in the County and State last aforesaid on this _______ day of ___________, 2008.

Notary Public, State of ____________

____

My Commission Expires: ___________